UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2011 (August 24, 2011)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13

Item 1.01.	Entry into a Material Definitive Agreement.

A.$200 Million Revolving Credit Facility
On August 24, 2011, New Jersey Natural Gas Company (the “Company,” the principal subsidiary of New Jersey Resources Corporation (“NJR”)), as borrower, entered into a $200,000,000, three-year, revolving, unsecured credit facility (the “New Credit Facility”) with the several lenders parties thereto, and PNC Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and U.S. Bank National Association, TD Bank, N.A., and Wells Fargo Bank, National Association, as Documentation Agents. PNC Capital Markets LLC was the Lead Arranger of the New Credit Facility. The New Credit Facility refinances an earlier credit facility that provided for a $200,000,000 revolving credit facility that was scheduled to expire on December 11, 2012 (the “Prior Credit Facility”), but has now been terminated. The New Credit Facility is scheduled to terminate on August 24, 2014.
Borrowings under the New Credit Facility bear interest, at the Company's option at (i) a rate per annum equal to the greater of (A) PNC Bank N.A.'s prime rate, (B) the Federal Funds Open Rate, as quoted on stated electronic sources that display such rate, plus 0.50%, and (C) the Daily LIBOR Rate (as defined in the agreement) plus 1.00%, plus in the case of (A), (B), and (C), an applicable margin between 0.00% and 0.75%, depending upon the credit rating of the Company from Standard & Poor's and Moody's Investors Service, Inc., or a successor nationally recognized statistical rating agency (“Credit Rating”), or (ii) a rate per annum equal to the Daily LIBOR Rate plus an applicable margin of 1.00% to 1.75%, depending on the Credit Rating. The Commitment Fee Rate for the New Credit Facility may range from 0.125% to 0.225%, depending upon the Credit Rating. As of the closing of the New Credit Facility, the Commitment Fee Rate was 0.125%, the applicable margin for loans described in (i) above was 0.00% and the applicable margin for loans described in (ii) above was 1.00%. The New Credit Facility permits the borrowing of revolving loans and swingline loans, as well as the issuance of letters of credit. The New Credit Facility also includes an accordion feature, which would allow the Borrower, in the absence of a default or event of default, to increase from time to time, with the existing or new lenders, the revolving credit commitments under the New Credit Facility in minimum $15,000,000 increments up to a maximum of $50,000,000.
The New Credit Facility contains representations, warranties, covenants, conditions and defaults customary for transactions of this type, including but not limited to: (a) a maximum leverage ratio (consolidated total indebtedness to consolidated total capitalization as defined in the New Credit Facility), of not more than 0.65 to 1.00 at any time; (b) limitations on liens and incurrence of debt, investments, mergers and asset dispositions, and the use of the proceeds of the New Credit Facility; (c) requirements to preserve corporate existence, and comply with laws; and (d) default provisions, including defaults for non-payment, defaults for breach of representations and warranties, defaults for insolvency, defaults for non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the New Credit Facility could result in all loans and other obligations of the Company becoming immediately due and payable and the New Credit Facility being terminated.
This description of the New Credit Facility is not complete and is qualified in its entirety by reference to the entire New Credit Facility, a copy of which will be filed with NJR's Annual Report on Form 10-K for the fiscal year ending September 30, 2011. NJR and its affiliates regularly engage the banks listed above to provide other banking services. All of these engagements are negotiated at arm's length.

B.	$97,045,000 Economic Development Authority Natural Gas Facilities Refunding Revenue Bonds (New Jersey Natural Gas Company Project)

On August 29, 2011, the New Jersey Economic Development Authority (“NJEDA”) issued a total of $97,045,000 principal amount of Natural Gas Facilities Refunding Revenue Bonds (New Jersey Natural Gas Company Project) comprised of three series of bonds. The $9,545,000 principal amount Series 2011A Bonds (Non-AMT) are due September 1, 2027, the $41,000,000 principal amount Series 2011B Bonds (AMT) are due August 1, 2035 and the $46,500,000 principal amount Series 2011C Bonds (AMT) are due August 1, 2041 (collectively, the “EDA Bonds”). The EDA Bonds are special, limited obligations of the NJEDA payable solely from payments made by the Company pursuant to a Loan Agreement between the NJEDA and the Company (the “Loan Agreement”), and are initially secured by the pledge of $97,045,000 principal amount First Mortgage Bonds issued by the Company, until the Release Date, as described therein. The EDA Bonds were issued pursuant to an Indenture between the NJEDA and U.S. Bank National Association, as Trustee. Each series of EDA Bonds will initially accrue interest at a daily interest rate, subject to earlier redemption or conversion to another interest rate mode. The maximum interest rate on the EDA Bonds is 12% per annum. The Company's obligations under the Loan Agreement (and its corresponding obligations under the First Mortgage Bonds) match the respective principal amounts, interest rates and maturity dates of the EDA Bonds.

Concurrently with the issuance of the EDA Bonds, and in order to provide the Company additional liquidity for its obligations under the Loan Agreement, the Company entered into a $100,000,000 four-year credit facility with JPMorgan Chase Bank, N.A., dated August 29, 2011, and expiring on August 31, 2015 (the “JPMC Facility”). The JPMC Facility is available to the Company to provide liquidity support in the event of a failed remarketing of the EDA Bonds and to ensure payment of principal and interest. Borrowings under the JPMC Facility bear interest, at the Company's option at (i) a rate per annum equal to the greater of (A) JPMorgan Chase Bank, N.A.'s prime rate, (B) the Federal Funds Open Rate, as quoted on stated electronic sources that display such rate, plus 0.50%, and (C) the Daily LIBOR Rate (as defined in the agreement) plus 1.00%, plus in the case of (A), (B), and (C), an applicable margin of up to 0.75%, depending upon the credit rating of the Company from Standard & Poor's and Moody's Investors Service, Inc., or a successor nationally recognized statistical rating agency (“Credit Rating”), or (ii) a rate per annum equal to the Daily LIBOR Rate plus an applicable margin of 1.00% to 1.75%, depending on the Credit Rating. The Commitment Fee Rate for the JPMC Facility may range from 0.075% to 0.20%, depending upon the Credit Rating. As of the closing of the JPMC Facility, the Commitment Fee Rate was 0.10%, the applicable margin for loans described in (i) above was 0.25% and the applicable margin for loans described in (ii) above was 1.25%.
The JPMC Facility contains representations, warranties, covenants, conditions and defaults customary for transactions of this type, including but not limited to: (a) a maximum leverage ratio (consolidated total indebtedness to consolidated total capitalization as defined in the JPMC Facility), of not more than 0.65 to 1.00 at any time; (b) limitations on liens and incurrence of debt, investments, and mergers and asset dispositions, and the use of the proceeds of the JPMC Facility; (c) requirements to preserve corporate existence, and comply with laws; and (d) default provisions, including defaults for non-payment, defaults for breach of representations and warranties, defaults for insolvency, defaults for non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the JPMC Facility could result in all loans and other obligations of the Company becoming immediately due and payable and the JPMC Facility being terminated.
The above description of the JPMC Facility is not complete and is qualified in its entirety by reference to the entire JPMC Facility. NJR and its affiliates regularly engage JPMorgan Chase, N.A. to provide other banking services. All of these engagements are negotiated at arm's length.

The EDA Bonds were issued to refund the NJEDA's Natural Gas Facilities Refunding Revenue Bonds, Series 1995A, 1995B, 1997A, 1998A, 1998B and 1998C (“Old EDA Bonds”), which are currently outstanding. The $97,045,000 of the Company's First Mortgage Bonds securing the Old EDA Bonds will be retired upon redemption of the Old EDA Bonds on August 31, 2011 and September 7, 2011, as the case may be. The Company was obligated with respect to loan agreements securing the six series of Old EDA Bonds and those agreements will be terminated and the corresponding First Mortgage Bonds will be cancelled upon the redemption of the Old EDA Bonds.

The above description of the Loan Agreement and the JPMC Facility is not complete and is qualified in its entirety by reference to the entire Loan Agreement and JPMC Facility, a copy of each of which will be filed with the Company's Annual Report on Form 10-K for the fiscal year ending September 30, 2011.

Item 1.02	Termination of a Material Definitive Agreement.
The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired.            Not applicable.

(b)    Pro Forma Financial Information.                Not applicable.

(c)    Exhibits                            None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: August 30, 2011
By: /s/ Glenn C. Lockwood
Glenn C. Lockwood Executive Vice President and Chief Financial Officer